Exhibit 99.1

Exodus Announces Workforce Reduction to Focus on Full-Stack Stablecoin Payments Infrastructure

Organizational changes include an approximately 25% reduction in the global workforce

OMAHA, Neb., July 17, 2026 (GLOBE NEWSWIRE) — Exodus Movement, Inc. (NYSE American: EXOD) (“Exodus” or the “Company”) today announced an operating realignment that includes a reduction of approximately 25% of the global workforce.

The action is intended to better align its cost structure and organizational priorities with its strategy to build a full-stack card issuance and payments platform, while maintaining expense discipline in light of current market conditions and continuing the integration of Monavate and Baanx.

“These decisions are never easy because they affect talented people who have helped build Exodus,” said JP Richardson, Co-Founder and Chief Executive Officer of Exodus. “We are deeply grateful for their contributions and committed to supporting them through this transition. These actions position Exodus for its next phase as we build a full-stack payments platform that delivers meaningful, everyday utility.”

Affected team members will receive severance, continued benefits, and other transition support.

Exodus expects to recognize approximately $2.5 million to $3.5 million of pre-tax charges in connection with the action, consisting primarily of severance and related personnel costs. The Company expects the action to generate approximately $10 million to $13 million of annualized cash operating expense savings and to see the full benefit of these savings in 2027.

The acquisitions of Monavate and Baanx have materially expanded Exodus’s capabilities, customer base, and geographic reach. As the integration progresses, the Company will continue evaluating its combined cost base and operating model to ensure resources are aligned with its strategic priorities.

About Exodus

Founded in 2015, Exodus Movement, Inc. (NYSE American: EXOD) is pioneering self-custodial finance by giving people the tools to earn rewards, spend, manage, and swap digital assets across borders, all without giving up control. Exodus serves millions of users through products built on a simple principle: your money should be yours.

Exodus also provides payments, card and digital-asset infrastructure to fintech, crypto and enterprise clients through its consumer and enterprise platforms. For more information, visit exodus.com.

Investor Contact

investors@exodus.com

Media Contact

Aubrey Strobel / Elena Nisonoff

Halcyon Communications

exodus@halcyonpr.xyz

Disclosure Information

Exodus uses the following as means of disclosing material nonpublic information and for complying with disclosure obligations under Regulation FD: websites exodus.com/investors and exodus.com; press releases; public videos, calls, and webcasts; and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: “will,” “expect,” “would,” “should,” “intend,” “believe,” “expect,” “likely,” “believes,” “views”, “estimates”, or other comparable terminology.

Forward-looking statements in this document include, but are not limited to, management statements regarding management’s confidence in our products, services, business trajectory and plans, expectations regarding demand for our products, and volatility and trading volumes of digital asset markets. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Source: Exodus Movement, Inc.